UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 13, 2022

Stellus Capital Investment Corporation

(Exact Name of Registrant as Specified in Charter)

Maryland	814-00971	46-0937320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4400 Post Oak Parkway, Suite 2200 Houston, Texas	77027
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 292-5400

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SCM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 13, 2022, Stellus Capital Investment Corporation (the “Company”) entered into a Third Amendment and Commitment Increase to Amended and Restated Senior Secured Revolving Credit Agreement (the “Third Amendment Agreement”) by and among the Company, as the borrower, Zions Bancorporation, N.A. dba Amegy Bank (“Amegy Bank”), as the administrative agent, and the lenders that are party thereto from time to time (collectively, the “Lenders”). The Third Amendment Agreement amends the Second Amendment to Amended and Restated Senior Secured Revolving Credit Agreement dated February 28, 2022, the First Amendment and Commitment Increase to Amended and Restated Senior Secured Revolving Credit Agreement dated December 22, 2021, and the Amended and Restated Senior Secured Revolving Credit Agreement, dated as of September 18, 2020, (the “Existing Credit Facility”) by and among the Company, Amegy Bank, as the administrative agent, and the Lenders that are party thereto from time to time. The Third Amendment Agreement increase the maximum amount of revolving advances under the Existing Credit Facility from $250,000,000 to $265,000,000 on a committed basis. The Third Amendment Agreement also transitions the Existing Credit Facility’s interest rate benchmark from the London Interbank Offered Rate to the Secured Overnight Financing Rate (“SOFR”) and the credit facility will bear interest, subject to the Company’s election, on a per annum basis equal to  (i) term SOFR plus 2.50% (or 2.75% during certain periods in which the Company’s asset coverage ratio is equal to or below 1.90 to 1.00) plus a SOFR credit spread adjustment (0.10% for one-month term SOFR and 0.15% for three-month term SOFR), with a 0.25% SOFR floor, or (ii) 1.50% (or 1.75% during certain periods in which the Company’s asset coverage ratio is equal to or below 1.90 to 1.00) plus an alternate base rate based on the highest of the prime rate (subject to a 3% floor), Federal Funds Rate plus 0.50% and one month term SOFR plus 1.00%.

The description above is only a summary of the material provisions of the Amendment Agreement and is qualified in its entirety by reference to a copy of the Third Amendment Agreement, which is filed as Exhibit 10.1 to this current report on Form 8-K and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information contained in Item 1.01 to this current report on Form 8-K is by this reference incorporated in this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Third Amendment and Commitment Increase to Amended and Restated Senior Secured Revolving Credit Agreement, dated as of May 13, 2022, among Stellus Capital Investment Corporation, the lenders party thereto, and Zions Bancorporation, N.A. dba Amegy Bank, as the administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2022	STELLUS CAPITAL INVESTMENT CORPORATION

	By:	/s/ W. Todd Huskinson
W. Todd Huskinson
Chief Financial Officer